UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 14, 2011

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area
code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, announced on September 14, 2011 that it has hired Jack Choi, 51, as a consultant to the Company’s Credit Administration department.  It is anticipated that the Board of Directors of Wilshire Bancorp will appoint Mr. Choi to serve as the new Executive Vice President and Chief Credit Officer following the receipt of regulatory approval of such appointment.

The consulting agreement between Wilshire Bancorp Inc. and Jack Choi, effective as of September 14, 2011, will continue for a period that is earlier of 1) six months from the effective date or 2) the date Wilshire Bancorp receives regulatory approval for the appointment of Mr. Choi as its Chief Credit Officer. Mr. Choi will be paid consulting fees totaling $130,000 payable in six monthly installments and will be eligible to receive employee benefits, or the cash equivalent thereof, including, but not limited to, dental, medical, and vision insurance and cell phone allowance.  In addition, Mr. Choi will be subject to certain non-solicitation restrictions during the term, and for a period of one year following the termination, of the consulting agreement.

Mr. Choi has more than 25 years of banking experience, primarily in the Korean-American community.  From 2005 to 2011, Mr. Choi was President and Chief Executive Officer of Commonwealth Business Bank, a Korean-American bank serving Southern California.  As CEO, Mr. Choi grew the Bank to more than $400 million in assets during its first six years of operation.  From 1993 to 2004, Mr. Choi served in several executive positions at Hanmi Bank, including Senior Vice President and Chief Credit Officer during his last five years at the bank.  In this capacity, Mr. Choi was responsible for approving new loan production, assessing the portfolio risk and reserve adequacy, training and developing lending staffs, and engaging in bank-wide strategic decisions.

Until regulatory approval is received for the appointment of Mr. Choi as Chief Credit Officer, Peter Koh, 34, is serving as the Interim Chief Credit Officer of the Company.  Mr. Koh previously served as the Company’s Deputy Chief Credit Officer, and he will return to this position following the appointment of Mr. Choi.  Seung Hoon Kang, who previously served as the Company’s Chief Credit Officer, has accepted a position within the Bank as its Chief Marketing Officer.

First employed by Wilshire Bancorp Inc. 2001, over the last five years, Mr. Koh has held the positions of Planning Manager, Senior Loan Officer, Chief Credit Review Officer, and Deputy Chief Credit Officer.  Mr. Koh receives total annual compensation of $125,920.  In addition, Peter Koh’s father, Steven Koh, is currently serving as the Chairman of the Board of Directors for Wilshire Bancorp Inc.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

Exhibit 99.1	Press release, dated September 14, 2011, issued by Wilshire Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: September 19, 2011	By:	/s/ Alex Ko
Alex Ko, Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
No.

99.1	Press release, dated September 14, 2011, issued by Wilshire Bancorp, Inc.